                                                                     EXHIBIT 3.4

                                 B Y - L A W S

                                      OF

                      EMPRESS CASINO HAMMOND CORPORATION


                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     SECTION 1. The corporation shall continuously maintain in the State of Indiana a registered office and a registered agent whose office is identical with such registered office and may have other offices within or without the State of Indiana, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.

                                  ARTICLE II
                                  ----------

                           MEETINGS OF SHAREHOLDERS
                           ------------------------

     SECTION 1. All meetings of the shareholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, or at such place either within or without the State of Indiana as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Indiana, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the shareholders entitled to vote shall elect a board of directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

     SECTION 2. Annual meetings of shareholders, commencing with the year 1993, shall be held on the fourth Wednesday of December or such other day and at such other time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     SECTION 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least five days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the ad dress of each stockholder and the number of shares registered by each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 5. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the chairman of the board, if one is so elected, or the president and shall be called by the chairman of the board, if one is so elected, the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning at least 25% of the shares of any class of the capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     SECTION 7. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     SECTION 8. The holders of such number of the shares of issued and outstanding stock as are entitled to cast a majority of the votes thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders, entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than one hundred and twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 9. When a quorum is present at any meeting, a majority of the votes cast by holders of stock having voting power present in person or represented by proxy shall decide any question (other than election of directors) brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 10. Each stockholder shall at every meting of the shareholders be entitled to vote in person or by proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     SECTION 11. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

     SECTION 12. The board of directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the persons presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     SECTION 1. The number of directors which shall constitute the whole board of directors shall be not less than five nor more than eleven. The first board shall consist of eight directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the shareholders at the annual meeting. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director shall be elected to serve until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be shareholders.

     SECTION 2. Vacancies and newly created directorships which directorships are to be filled by the vote of a majority of the directors then in office, or by a sole remaining director so elected. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Directors chosen under this section shall hold office until the next annual meeting of the shareholders of the corporation, and until their successors shall be elected and qualified.

     SECTION 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders. Without in any way limiting the generality of the foregoing, the board of directors is specifically granted the authority to approve the hiring of all salaried employees of the corporation. No such salaried employee may be hired without such prior approval.

                      MEETINGS OF THE BOARD OF DIRECTORS
                      ----------------------------------

     SECTION 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Indiana.

     SECTION 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the share holders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     SECTION 6. Regular meetings of the directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     SECTION 7. Special meetings of the board may be called by the chairman of the board, if one is so elected, or the president on three (3) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

     SECTION 8. At all meetings of the board a majority of the whole board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 9. Unless otherwise restricted by the articles of incorporation or these by-laws any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

     Section 10. Unless otherwise restricted by the articles of incorporation or these By-Laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall con stitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS
                            -----------------------

     SECTION 11. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the board of directors, or in these By-Laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the articles of incorpora tion, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution, these By-Laws, or the articles of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors.

                           COMPENSATION OF DIRECTORS
                           -------------------------

     SECTION 13. Unless otherwise restricted by the articles of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, for attendance at each meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                             REMOVAL OF DIRECTORS
                             --------------------

     SECTION 14. Unless otherwise restricted by the articles of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of shares entitled to cast a majority of the votes for the election of directors. A director elected or appointed by the holders of a particular class of stock may be removed only by the vote of the holders of a majority of the shares of such class.

                                  ARTICLE IV
                                  ----------

                                    NOTICES
                                    -------

     SECTION 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or facsimile.

     SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                   ---------

                                   OFFICERS
                                   --------

     SECTION 1. The officers of the corporation shall be chosen by the board of directors and may be a chairman of the board, a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the articles of incorporation or these by-laws otherwise provide.

     SECTION 2. The board of directors at its first meeting after each annual meeting of shareholders may choose a chairman of the board, and shall choose a president, one or more vice presidents, a secretary, a treasurer, one or more assistant secretaries and one or more assistant treasurers.

     SECTION 3. The board of directors may appoint such other officers and agents as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     SECTION 4. The salaries of all officers of the corporation shall be fixed by the board of directors.

     SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                             CHAIRMAN OF THE BOARD
                             ---------------------

     SECTION 6. The chairman of the board of directors, if a chairman of the board of directors has been elected and is serving, shall be the chief executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation. The chairman shall preside at all meetings of the shareholders and board of directors. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized, certificates for shares of the corporation, and, when authorized by the board of directors, any deeds, mortgages, bonds, contracts or other instruments. The chairman shall perform such other duties as may be prescribed by the board of directors from time to time.

                                   PRESIDENT
                                   ---------

     SECTION 7. In the event that a chairman has not been elected, then all of the duties of the chairman, subject to the restrictions set forth in Section 6 of this Article V with respect to the chairman, shall be performed by the president. In the event that a chairman has been elected, the president shall be the chief operating officer of the corporation and shall, subject to direction by the chairman, in general supervise and control all of the operations of the corporation. In the absence of the chairman, the president shall preside at all meetings of the shareholders and of the board of directors. In the absence of the chairman or in the event of his or her inability or refusal to act, the president shall perform the duties of the chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman. The president may sign, with the secretary, an assistant secretary or any other proper officer of the corporation thereunto duly authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. In general, the president shall perform all duties incident to the office of president and chief operating officer of the corporation and such other duties as may be prescribed from time to time by the board of directors or the chairman, if one is so elected.

                                VICE PRESIDENTS
                                ---------------

     SECTION 8. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designa-tion, then in the order of their election) shall perform the duties of the president, including, without limitation, the duties of the chairman if and as assumed by the president as a result of the absence of the chairman or his or her inability or refusal to act, and the vice president, when so acting, shall have all of the powers and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation. Each vice president shall perform such other duties as from time to time may be assigned to him or her by the chairman, the president or the board of directors.

                                   TREASURER
                                   ---------

     SECTION 9. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. He or she shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws. The treasurer shall in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the chairman, the president or the board of directors.

                                   SECRETARY
                                   ---------

     SECTION 10. The secretary shall: (a) keep records of corporate action, including the minutes of meetings of the shareholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign, with the chairman, the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chairman, the president or the board of directors.

                           ASSISTANT TREASURERS AND
                             ASSISTANT SECRETARIES
                             ---------------------

     SECTION 11. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries as thereunto authorized by the board of directors may sign, with the chairman, the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries in general shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president, the chairman of the board or the board of directors.

                                   SALARIES
                                   --------

     SECTION 12. The salaries of the officers of the corporation shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.


                                  ARTICLE VI
                                  ----------

                            CERTIFICATE FOR SHARES
                            ----------------------

     SECTION 1. Every holder of shares in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board, if one is so elected, or the president or a vice president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation, certifying the number of shares owned by him in the corporation.

     Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in section 202 of the General Corporation Law of Indiana, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so request the powers, designations, preferences and relative, participating, optional or other special rights of each class or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued be the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES
                               -----------------

     SECTION 3. The board of directors may direct a new certificate or certificates to be issued in the place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give the corporation a bond, in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK
                               -----------------

     SECTION 4. Upon surrender to the corporation or the transfer agent of the corpora tion of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book; provided, however, that such duty shall be subject to Federal and state securities and other applicable laws, the articles of incorporation, and any legends and stop transfer instructions with respect to such old certificate.

                              FIXING RECORD DATE
                              ------------------

     SECTION 5. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determi-nation of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                            REGISTERED SHAREHOLDERS
                            -----------------------

     SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.

                                  ARTICLE VII
                                  -----------

                              GENERAL PROVISIONS
                              ------------------

                                   DIVIDENDS
                                   ---------

     SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

     SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                               ANNUAL STATEMENT
                               ----------------

     SECTION 3. The board of directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

                                    CHECKS
                                    ------

     SECTION 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers, person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR
                                  -----------

     SECTION 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                     SEAL
                                     ----

     SECTION 6. The corporate seal shall have inscribed thereon the name of the corpora tion and the words "CORPORATE SEAL Indiana". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                INDEMNIFICATION
                                ---------------

     SECTION 7.  (a) Indemnification of Officers, Directors, Employees and
                     -----------------------------------------------------
Agents; insurance.  Any person who was or is a party or is threatened to made a
-----------------
party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall be indemnified by the corporation against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction of upon a plea of nolo contendere or its equivalent shall not, of
                             ---- ----------
itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses

(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Indiana, or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification pursuant to paragraphs (a) and (b) of this Section 7 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the first two paragraphs of this Section 7. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable (or, even if obtainable a quorum of disinterested directors so directs) by independent legal counsel in written opinion, or by the shareholders.

     (e) Expenses (including attorney's fees) incurred by a director, officer, employee or agent of the corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 7.

     (f)  The indemnification and advancement of expenses provided by this
Section 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision of this Section 7.

     (h) For the purpose of this Section 7, all words and phrases used herein shall have the meanings ascribed to them under Chapter 37 of the Business Corporation Law of the State of Indiana.

                                 ARTICLE VIII
                                 ------------

                                  AMENDMENTS
                                  ----------

     SECTION 1. These by-laws may be altered, amended or repealed or new By-Laws may be adopted by the shareholders or by the board of directors, when such power is conferred upon the board of directors by the articles of incorporation, at any regular meeting of the shareholders or of the board of director or at any special meeting of the shareholders or board of directors if notice of the such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the articles of incorporation, it shall not divest or limit the power of the shareholders to adopt, amend or repeal by-laws.

                      EMPRESS CASINO HAMMOND CORPORATION
                              ADDENDUM TO BY-LAWS

By-Law amendments adopted: June 17, 1996

                            CHIEF EXECUTIVE OFFICER

     SECTION 13. Subject to the direction and control of the board of directors, the chief executive officer shall have charge of the over all business, affairs and policies of the corpora tion; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors from time to time. The Chief Executive Officer may sign, with the secretary or any assistant secretary or any other officer of the corporation thereunto duly authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. In general, the chief executive officer shall perform all duties incident to the office of chief executive officer of the corporation and such other duties as may be prescribed from time to time by the board of directors. In the absence of the chair man, or in the event of the chairman's inability to act, the chief executive officer shall preside at all meetings of the shareholders and of the board of directors.

                            CHIEF OPERATING OFFICER

     SECTION 14. The chief operating officer of the corporation shall be the principal operating officer of the corporation and, subject to the control of the board of directors and the president of the corporation, shall have general and active management of the day-to-day business of the corporation. He shall ensure that the businesses of the corporation are managed in a cohesive, consistent and complementary manner and shall assist in the identification, building and integration into the corporation of new business opportunities to ensure the continued growth and development of the corporation. In the absence of the chief executive officer and the president, the chief operating officer shall perform the duties of and shall be vested with all the powers of the chief executive officer and the president. The chief operating officer may sign, with the secretary, an assistant secretary or any other officer of the corporation thereunto duly authorized by the board of directors, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed.

                            CHIEF FINANCIAL OFFICER

     SECTION 15. The chief financial officer of the corporation shall be the treasurer of the corporation and shall have overall responsibility for the management and protection of the assets of the corporation. He shall direct the timely preparation, interpretation and dissemination of financial information for the corporation, shall establish and maintain internal controls required to safeguard the assets and integrity of the corporation, and shall see to timely responses to internal and external audit recommendations. The chief financial officer shall have overall charge and custody of and be responsible for all funds and securities of the corporation and for the receipt and disbursement thereof. He shall supervise the chief accounting officer of the corpora tion. If required by the board of directors, the chief financial officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

                              CHIEF LEGAL OFFICER

     SECTION 16. The chief legal officer, subject to the control of the chief executive officer and the president of the corporation, shall supervise and control the legal matters of the corpora tion. He shall be a licensed attorney in good standing and shall be responsible for providing and coordinating expert legal advise in connection with the laws and regulations governing the business of the corporation. He shall be the general supervisor of all employees of the corpora tion who deal with legal matters.